Mr. Steve Nelson                                              June 18, 1998
Reliastar Investment Research Inc.
100 Washington Avenue South, Ste. 800
Minneapolis, MN 55401-2121

Dear Steve:

As we discussed on the phone today, we need to clarify further the waiver letter of April 14.

As acknowledged in your waiver letter, Michael Anthony took a special one-time charge of $4.5 million in the fourth quarter of fiscal year 1998. This caused us to need a waiver of the Fixed Charge Ratio requirements for the fiscal year ending January 31, 1998 and the following three quarter periods of May 2, 1998, August 1, 1998 and October 31, 1998. From an accounting point of view, this charge has the effect of reducing the Company's current assets by approximately $3 million ($4.5 million charge less tax refund receivable of $1.5 million). The result is that the Company's working capital is penalized by $3 million. We project that this will cause us to have a working capital below the required $36 million at the end of our next fiscal quarter, August 1, 1998. Compounding the foregoing is the fact that the first $1 million payment of the 1995 notes will move up to the current liabilities section of our balance sheet on that same date. As you know, this has the effect of reducing our working capital by an additional $1 million.

Clearly this was an oversight. Had we foreseen this, you would have included this in your waiver letter. Accordingly, it is understood by all that we would be considered to be in compliance with the Working Capital Requirement as long as we have $33 million in working capital through our fiscal year ending January 30, 1999.

Thanks  for  your   understanding.   Please  signify  your  acceptance  of  this
clarification by signing off and forwarding this letter to Holly Thompson at Royal Maccabees and Steve Harkness at Farm Bureau for their signatures.

Very truly yours,                        RELIASTAR INSURANCE COMPANY OF NEW YORK
                                         NORTHERN LIFE INSURANCE COMPANY

/s/ Michael A. Paolercio                 BY: /s/ Steve Nelson
    --------------------------               -----------------------------------
Michael A. Paolercio                             Steve Nelson
Senior Vice President and Treasurer
                                         ROYAL MACCABEES INSURANCE CO.
MAP/gj
map\waiver                               BY: /s/ Leonard D. Davenport
                                             -----------------------------------
                                                 Leonard D. Davenport

                                         FARM BUREAU MUTUAL INSURANCE COMPANY
                                         FARM BUREAU LIFE INSURANCE COMPANY

                                         BY: /s/ Steve Harkness
                                             -----------------------------------
                                                 Steve Harkness